UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11 , 2009

Cyalume Technologies Holdings, Inc.
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	000-52247	20-3200738
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts		01089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(413) 858-2500

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 1, 2009, Cyalume Technologies, Inc. (the “Borrower”), its parent company Cyalume Technologies Holdings, Inc. (“CTHI”) and TD Bank, N.A. entered into a First Amendment to Credit Agreement and Limited Waiver (the “Loan Amendment”). The Loan Amendment was signed on September 11, 2009 and amends the Revolving Credit and Term Loan Agreement (the “Original Credit Agreement”) dated as of December 19, 2008 among the Borrower, CTHI and TD Bank, N.A.

The Loan Amendment, among other things:

1)	waives the requirement that the Borrower be in compliance as of the quarter ending June 30, 2009 with certain financial covenants contained in the Original Credit Agreement;
2)	changes the maturity date of the line of credit from December 19, 2011 to December 31, 2010;
3)	increases the Base Rate charged on the line of credit by an Applicable Margin, which is defined in the Loan Amendment;
4)	reduces the maximum management fee that the Borrower may pay to CTHI from $125,000 per quarter to $21,000 per month;
5)	increases the maximum allowable Leverage Ratios for the months of September 2009 through December 2009;
6)	adds Minimum Quarterly EBITDA covenants.

The foregoing description of the terms of the Loan Amendment is not complete and is qualified in its entirety by reference to the Loan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Limited Waiver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

September 23, 2009	By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Limited Waiver